Commonfund  Institutional  Funds Form:  N-SAR October 31, 2001 Attachment - Item
77O

Transactions effected pursuant to Rule 10f-3

Transaction #1: CIF Core Equity Fund, purchase of Principal Financial Group

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
Goldman Sachs. Goldman Sachs was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members. Banc of America Securities was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
The CIF Core Equity Fund, managed by Iridian Asset Management, LLC, purchased 1,700 shares of Principal Financial Group, a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $18.50 per share on October 22, 2001. The underwriting gross spread paid was 4.35%. The percentage of the offering purchased by CIF Core Equity Fund was 0.031% of the total offering. This purchase represented 0.25% of the CIF Core Equity Fund's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.


4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2002 second quarter meeting as well as information supporting the reasonableness of the 4.35% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

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Commonfund  Institutional  Funds Form:  N-SAR October 31, 2001 Attachment - Item
77O

Transactions         effected        pursuant        to        Rule        10f-3

Transaction #2: CIF Core Plus Bond Fund, purchase of Pulte Corp Senior Note

If any such transactions were effected during the reporting period, the following information should be furnished: 1. From whom was the securities acquired. Salomon Smith Barney. Salomon Smith Barney was not an affiliated underwriter of the Fund.

2. Identify the underwriting  syndicate's  members. PNC
Capital Markets was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.  The CIF Core
Plus Bond Fund, managed by Western Asset Management Company, purchased 61,000 principal units of Pulte Corp Senior Note, a company in continuous operation for greater than 3 years, in a second offering at the offering price of $99.093 per unit on August 1, 2001. The underwriting gross spread paid was 0.65%. The percentage of the offering purchased by CIF Core Plus Bond Fund was 0.012% of the total offering. This purchase represented 0..05% of the CIF Core Plus Bond Fund's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.


4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2001 second quarter meeting as well as information supporting the reasonableness of the 0.65% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

Commonfund  Institutional  Funds Form:  N-SAR October 31, 2001 Attachment - Item
77O

Transactions effected pursuant to Rule 10f-3

Transaction #3: CIF Small Cap Growth Fund, purchase of Mykrolis, Inc. If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired. Bank of America, LLC. Bank of America, LLC was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members. ABN AMRO Rothschild LLC was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction. The CIF Small Cap Growth Fund, managed by Artisan Partners Limited Partnership, purchased 1,800 shares of Mykrolis, Inc., a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $15.00 per share on August 9, 2001. The underwriting gross spread paid was 7.00%. The percentage of the offering purchased by CIF Small Cap Growth Fund was 0.03% of the total offering. This purchase represented 0.20% of the CIF Small Cap Growth Fund's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4.Information or materials upon which the  determination  described in paragraph
(h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2002 second quarter meeting as well as information supporting the reasonableness of the 7.00% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.